EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cypress Semiconductor Corporation of our report dated March 1, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Cypress Semiconductor Corporation’s Annual Report on Form 10-K for the year ended January 1, 2017.
/s/ PricewaterhouseCoopers LLP
San Jose, California
November 9, 2017